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                                       SUBLEASE


    THIS SUBLEASE, dated as of the 10th day of May, 1996, is entered into by and between Medipace Medical Group, Inc., a California Professional Corporation ("Sublessor"), and Los Angeles Community Dialysis, Inc., a California corporation ("LACD").

                                       RECITALS

    WHEREAS, Sublessor is the tenant of Midway Hospital Medical Center, Inc., a California corporation ("Lessor") for a portion of the premises located at 5901 West Olympic Boulevard, Los Angeles, California 90036 (the "Building" or the "Premises"), under lease dated as of May 1, 1995, a copy of which is attached hereto as Exhibit "A" (the "Lease");

    WHEREAS, LACD has reviewed and is familiar with the terms and conditions of the Lease and exhibits thereto; and

    WHEREAS, Sublessor desires to sublease and LACD desires to lease from Sublessor approximately one quarter of the area leased by Sublessor from Lessor under the Lease, on the terms and conditions set forth herein and those incorporated herein by reference from the Lease;

    NOW, THEREFORE, in consideration of the foregoing, Sublessor and LACD agree as follows:

                                 TERMS AND CONDITIONS

    1. PREMISES. Sublessor hereby subleases to LACD that portion of the Premises shown on Exhibit A-2 to the Lease, more particularly described as Suite 109 of the Premises, consisting of approximately 4,226 square feet (the "Subleased Premises").

    2. TERM. The term of this Sublease shall be coextensive with the term of the Lease, commencing on the date hereof and lasting until August 31, 2000, unless earlier terminated by agreement of the parties hereto or termination of the Lease.

    3. RENT. LACD shall pay to Sublessor $1.60 per square foot per month or $6,761.60 for the Subleased Premises, subject to the adjustments set forth in Sections 5 and 6 of the Lease. LACD shall pay a proportionate share, equal to 23.39%, of any and all adjustments in the amount Sublessor shall become obligated to pay under the Lease. All payments for rent pursuant to this Agreement shall be made directly to Lessor.

    4. REPRESENTATIONS OF LACD. LACD agrees that it will be bound by terms and conditions of the Lease relating to occupancy and use of the Premises, including the Rules and Regulations attached to the Lease as Exhibit "C," which are incorporated herein by this reference. LACD further agrees that it will be bound, as

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to the Subleased Premises, by all of the obligations and duties of Sublessor under the Lease.

    5. USE RESTRICTIONS. The Subleased Premises are to be used for the purpose of conducting the practice of medicine in accordance with accepted ethical standards established from time to time for the profession within the local community and for no other purpose, without the prior written consent of Sublessor and Lessor. LACD shall not do or permit anything to be done in or about the Subleased Premises nor bring or keep anything therein which will in any way increase the existing rate or affect any policy of fire or other insurance upon the Building or any of its contents, obstruct or interfere in any way with the right of other tenants or occupants of the Building or injure or annoy them or use or allow the Subleased Premises to be used for any improper, immoral, unlawful or objectionable purpose. LACD shall not cause, maintain or permit any nuisance in, on or about the Premises, nor shall LACD commit or suffer to be committed any waste in, on or about the Subleased Premises.

    6. REPRESENTATIONS OF SUBLESSOR. Sublessor represents that it has obtained the written consent of Lessor to this Sublease, as required in the Lease. Sublessor further agrees that LACD shall be entitled, as to the Subleased Premises, to all of the benefits and privileges to which Sublessor is entitled under the Lease.

    7. ASSIGNMENT AND SUBLETTING. LACD shall not assign, transfer, mortgage, pledge, hypothecate or encumber the Sublease, or any interest herein, and shall not sublease the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the agents and servants of LACD excepted) to occupy the Premises.

    8. ACKNOWLEDGEMENT OF MASTER LEASE. LACD hereby acknowledges and agrees to the following: (a) the Lease and this Sublease are subject to and subordinate to all of the terms and provisions of that certain Lease Agreement dated April 19, 1994 (the "Master Lease") by and between Midway Acquisition Company, Inc., an Alabama corporation, as lessor ("Master Lessor") and Midway Hospital Medical Center, Inc., a California corporation, as lessee ("Master Lessee") and to the rights of Master Lessor thereunder, (b) if the Master Lease terminates before the expiration of this Sublease, LACD will, at Master Lessor's option, attorn to Master Lessor and waive any rights LACD may have to terminate the Sublease or to surrender possession thereunder as a result of the termination of the Master Lease, and (c) if LACD receives written notice from Master Lessor or its assignees, if any, stating that Master Lessee is in default under the Master Lease, LACD shall thereafter be obligated to pay all rentals accruing under said Sublease directly to the party giving such notice, or as such party may direct.

                                          2

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    9.   INSURANCE.  LACD shall pay a proportionate share, equal to 23.39%, of the insurance maintained by Sublessor pursuant to Section 14 of the Lease.

    10. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

    11. CHOICE OF LAW. This Agreement shall be governed by the laws of the State of California.

    IN WITNESS WHEREOF, this Agreement is made in the County of Los Angeles, State of California, and is effective as of the date first written above.

                             "LACD"
                             LOS ANGELES COMMUNITY DIALYSIS, INC.



                             By:  /s/ Victor Gura, M.D.
                                ---------------------------------
                             NAME:  Victor Gura, M.D.
                             TITLE: President



                             "Sublessor"
                             MEDIPACE MEDICAL GROUP, INC.



                             By: /s/ Victor Gura, M.D.
                                ---------------------------------
                             NAME:  Victor Gura, M.D.
                             TITLE: President


    Midway Hospital Medical Center, Inc., a California corporation ("Lessor"), is the landlord of Medipace Medical Group ("Medipace") for premises located at 5901 West Olympic Boulevard, Los Angeles, California 90036 (the "Premises"), under lease dated as of May 1, 1995 (the "Lease"). The foregoing Sublease by and between Medipace and Los Angeles Community Dialysis, Inc., a California corporation ("LACD"), with respect to a portion of the Premises, more particularly described as Suite 109 of the Premises, consisting of approximately 4,226 square feet (the "Sublease"), has been submitted to Lessor for review and consent, in accordance with the terms of the Lease. Having carefully reviewed the terms and conditions of the Sublease and having found them to acceptable, Lessor hereby consents to the Sublease between Medipace and LACD. It is understood and agreed that this Consent does not operate as a release of any claim which Lessor may have, or may in the future

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have, against Medipace, nor shall it constitute a consent or waiver of rights with respect to any future action by LACD and/or Medipace, including, without limitation, future assignments or subleases. This consent has been executed this 10th day of May, 1996.

                             MIDWAY HOSPITAL MEDICAL CENTER, INC.
                             a California corporation



                             By: /s/ Ronald P. Soltman
                                ---------------------------------
                             NAME:  Ronald P. Soltman
                             TITLE: Senior Vice President

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